EXHIBIT 10.18

Schedule of Key Executive Restoration Plan Participants

Current executive officer

Neil A. Schrimsher
Warren E. Hoffner
Kurt W. Loring
Jon S. Ploetz
Jason W. Vasquez
David K. Wells

The Executive Organization & Compensation Committee has set the Company Contribution Percentage for Mr. Schrimsher at 10%.

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